UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 16, 2012

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(Exact name of registrant as specified in its charter)

Nevada	000-52381	N/A
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3250 Oakland Hills Court, Fairfield, California  94534
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 707.208.6368

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

In connection with the entry into of a non-binding letter of intent (the “LOI”) with Naked Boxer Brief Clothing Inc. (“Naked”), we have entered into a bridge loan agreement with Naked, whereby we agreed to advance $50,000 to Naked (the “Loan”). The Loan is secured by the assets of Naked and interest accrues on the principal amount of the Loan at a rate of 8% per annum. The principal amount of the Loan and all interest accrued thereon is due in full on or prior to June 30, 2012. The proceeds of the Loan will be used by Naked for working capital purposes.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

We obtained the funds for the Loan from advances with no specified repayment terms.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits
10.1	Bridge Loan Agreement with Naked Boxer Brief Clothing Inc.
10.2	General Security Agreement with Naked Boxer Brief Clothing Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

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By:  /s/ James Geiskopf
James P. Geiskopf
President, Secretary, Treasurer and Director

Date: January 17, 2012